                        FIRST ALLONGE TO PROMISSORY NOTE

     This FIRST ALLONGE dated as of July 16, 1997 between ArQule, Inc., a Delaware corporation (the "HOLDER"), and Eric B. Gordon (the "MAKER"), to the Promissory Note dated as of July 9, 1996 in the amount of $250,000 (as the same may be further amended, modified or supplemented from time to time, the "NOTE"), payable to the order of the Holder and made by the Maker.

                                    RECITALS

     WHEREAS, the Maker and the Holder have agreed to amend the Note to extend the dates on which the payments of principal and interest are due by amending
Schedule I.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, the Maker and the Holder hereby agree, with effect from the date first set forth above, as follows:

     1.   The Note is hereby amended as follows:

          1.1 The first paragraph of the Note is hereby deleted and replaced with the following:

               FOR VALUE RECEIVED, the undersigned, Eric B. Gordon, an individual with a place of residence at 2 Charles Davis Drive, Wenham, Massachusetts 01984 (hereinafter called "MAKER"), by this secured promissory note (hereinafter called this "NOTE"), promises unconditionally to pay to the order of ArQule, Inc., a Delaware corporation with a principal place of business at 200 Boston Avenue, Medford, Massachusetts 02155 (hereinafter called "HOLDER"), on or before February 15, 2000, the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00), with interest (computed on the basis of actual days elapsed and a 365-day year) from August 15, 1996 on the principal amount unpaid at a rate equal to the lowest applicable federal rate of interest as set forth in Section 1274 of the Internal Revenue Code of 1986, as amended.

          1.2  The first sentence of the second paragraph is deleted.

          1.3 The Payment Schedule set forth in Schedule I is hereby deleted in its entirety and replaced with the attached Schedule I.

     2. The Note is, and shall continue to be, in full force and effect as modified hereby, and is hereby in all respects ratified and confirmed. The Holder is hereby authorized to attach this Allonge to the Note.

     WITNESS the execution hereof under seal as of the day and year first above written.

                                       ARQULE, INC.

                                       By: /s/ Allan Ferguson
                                           ------------------
                                       Title:  Director



                                           /s/ Eric B. Gordon
                                           ------------------
                                           Eric B. Gordon

                                                                      Schedule I
                                                                      ----------

                                Payment Schedule


Date                Principal Due   Interest Due(1)  Total Payment Due   Principal Balance
----                -------------   ------------     -----------------   -----------------
February 15, 1998      $83,333       $22,670.68        $106,003.68           $166,667


February 15, 1999      $83,333       $10,066.69        $ 93,399.69           $ 83,333


February 15, 2000      $83,333       $ 5,033.31        $ 88,366.31              --


--------

     (1) Based upon the applicable federal rate of interest of 6.04%, as announced for the month of July, 1996.